EXHIBIT 99.2

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT is made and entered into as of January 28, 2008 (the “Agreement”) by and among the following parties:

(a) The undersigned Holders, subject to Section 9.5(d) below (each, a “Senior Note Holder” and collectively, the “Consenting Holders”) of the 9.0% Senior Notes due July 1, 2010 or the 8.25% Senior Notes due April 1, 2011, both issued by TOUSA, Inc. (“TOUSA” or the “Company”) and guaranteed by certain subsidiaries of TOUSA (collectively, the “Senior Notes”);

(b) TOUSA and each of its affiliates that will or may constitute one of the “Debtors” (as defined below) (each of the foregoing Consenting Holders and the Debtors, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, the Company has determined that a prompt restructuring of its capital structure would be in the best interests of its creditors;

WHEREAS, each Consenting Holder is the Holder of a Claim, as defined in section 101(5) of title 11 of the United States Code (the “Bankruptcy Code”) arising out of, or related to, the Senior Notes (each, a “Note Claim,” and/or a “TOUSA Claim”);

WHEREAS, the Company is a party to that certain revolver financing agreement dated as of January 30, 2007 (as amended and restated, the “Revolver Financing Agreement”) between Citicorp North America, Inc. (“Citicorp”), as agent, TOUSA and certain of its subsidiaries, as borrowers and guarantors and the lenders thereto (the “Revolver Lenders”) providing for $650 million of revolver loans;

WHEREAS, the Company is a party to that certain First Lien Term Loan Credit Agreement dated as of July 31, 2007 (as amended and restated, the “First Lien Term Loan Agreement”), between Citicorp, as agent, TOUSA and certain of its subsidiaries as borrowers and guarantors, the lenders party thereto (the “First Lien Lenders”) providing for a $200 million term loan;

WHEREAS, the Company is a party to that certain Second Lien Term Loan Credit Agreement dated as of July 31, 2007 (as amended and restated, the “Second Lien Term Loan Agreement”), between Wells Fargo Bank, N.A., as successor agent, TOUSA and certain of its subsidiaries as borrowers and guarantors, the lenders party thereto (the “Second Lien Lenders”) providing for a $300 million term loan;

WHEREAS, the Consenting Holders, taken as a group, together hold a majority of the aggregate face amount of the Senior Notes;

WHEREAS, the Parties intend to implement the restructuring contemplated by this Agreement through a confirmed plan of reorganization, the form and substance of which shall be (a) satisfactory to the Debtors and the Consenting Holders and (b) consistent in all material respects with, and on terms and conditions no less favorable than, the terms set forth in this Agreement and that certain term sheet attached hereto as Exhibit A (the “Plan Term Sheet,” and the plan of reorganization contemplated thereby, as the same may be amended from time to time in accordance with the terms of this Agreement, the “Plan”), for the Company and certain of its subsidiaries (collectively, the “Debtors”) in voluntary bankruptcy cases (the “Chapter 11 Cases”) to be commenced by the Debtors by filing petitions (the “Petitions”) under chapter 11 of the Bankruptcy Code (the date of that event being the “Petition Date”) in the United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale Division (the “Bankruptcy Court”);1

WHEREAS, the Parties have engaged in good faith negotiations with the objective of reaching an agreement with regard to restructuring the outstanding claims against, and equity interests in, the Debtors in accordance with the terms set forth in this Agreement and the Plan Term Sheet;

WHEREAS, each Consenting Holder has reviewed, or has had the opportunity to review, the Plan Term Sheet and this Agreement with the assistance of professional legal advisors of its own choosing;

WHEREAS, each Consenting Holder desires to support the Plan, and the Company desires to obtain the commitment of the Consenting Holders to support the Plan, in each case subject to the terms and conditions set forth herein; and

WHEREAS, subject to execution of definitive documentation and appropriate approvals by the Bankruptcy Court of the Plan and the associated disclosure statement (as the same may be amended from time to time, the “Disclosure Statement”), each of which shall be in form and substance satisfactory to the Debtors and the Consenting Holders, and which shall be consistent with the Plan Term Sheet, the following sets forth the agreement between the Parties concerning their respective obligations.

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows:

AGREEMENT

Section 1. Means for Implementing the Plan Term Sheet.

To implement the Plan Term Sheet, the Debtors and each of the signatories hereto have agreed, on the terms and conditions set forth herein, that the Debtors shall use their commercially reasonable efforts to:

(a)	solicit the requisite acceptances of the Plan in accordance with section 1125 of the Bankruptcy Code after: (i) the Chapter 11 Cases have commenced; and (ii) the Bankruptcy Court has approved the Disclosure Statement;

(b)	move the Bankruptcy Court to confirm the Plan as expeditiously as practicable under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Bankruptcy Court’s local rules (the federal and local rules being the “Bankruptcy Rules”); and

(c)	consummate the Plan;

provided, however, that the form and substance of the Plan (including any Plan Supplement filed in connection therewith) and the Disclosure Statement shall be in form and substance satisfactory to the Debtors and the Consenting Holders and shall be consistent with the Plan Term Sheet.

Section 2. Plan Term Sheet

The Plan Term Sheet is incorporated herein by reference and is made part of this Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to any such terms in the Plan Term Sheet. The general terms and conditions of the Restructuring are set forth in the Plan Term Sheet; provided, however, that the Plan Term Sheet is supplemented by the terms and conditions of this Agreement. In the event the terms and conditions as set forth in the Plan Term Sheet and this Agreement are inconsistent, the terms and conditions as set forth in the Plan Term Sheet shall govern.

Section 3.Commitments of the Consenting Holders
Under this Agreement and the Plan Term Sheet.
3.1	Voting by Consenting Holders.

As long as a Termination Event (as defined herein) has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, and subject to entry of the Disclosure Statement, each Consenting Holder agrees for itself that, so long as it is the legal owner, beneficial owner and/or the investment advisor or manager of or with power and/or authority to bind any TOUSA Claims and has been properly solicited pursuant to sections 1125 and 1126 of the Bankruptcy Code, it shall timely vote its TOUSA Claims (and not revoke or withdraw its vote) to accept the Plan, subject to Section 1 hereof.

3.2 Support of Plan.

(a)	As long as a Termination Event has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, each of the Consenting Holders, as long as each such Consenting Holder remains the legal owner, beneficial owner and/or the investment advisor or manager of or with power and/or authority to bind any TOUSA Claims, agrees that, subject to Section 1 hereof, by having executed and become party to this Agreement, it will:

(i)	from and after the date hereof not directly or indirectly seek, solicit, support or vote in favor of any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Debtors that could reasonably be expected to prevent, delay or impede the restructuring of the Debtors as contemplated by the Plan Term Sheet, the Plan or any other document filed in connection with confirming the Plan (each, a “Reorganization Document”); and

(ii)	agree to permit disclosure in the Disclosure Statement and any filings by the Debtors with the Securities and Exchange Commission of the contents of this Agreement, including the aggregate TOUSA Claims held by all Consenting Holders; provided that the amount of the TOUSA Claims held by any individual Consenting Holder shall be disclosed only to the Debtors and shall not be disclosed by the Debtors to any other person or Entity.

(b)	As long as a Termination Event has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, the Debtors and each Consenting Holder, so long as it is a Senior Note Holder of any TOUSA Claim, further agree that they shall not object in court to or otherwise commence any proceeding opposing any of the terms of this Agreement, the Plan Term Sheet, the Disclosure Statement or the Plan; provided, however, that if an unsolicited offer to purchase or invest in the Company is received, which such Consenting Holder in its reasonable discretion, believes will provide for higher recoveries than those contemplated by the Plan Term Sheet, then such Consenting Holder shall be free to discuss and negotiate such unsolicited offer.

3.3 Transfer of Claims, Interests and Securities.

Each of the Consenting Holders hereby agrees, for so long as this Agreement shall remain in effect as to it (such period, the “Restricted Period”), not to sell, assign, transfer, hypothecate or otherwise dispose of, directly or indirectly (each such transfer, a “Transfer”), all or any of its TOUSA Claims (or any right related thereto and including any voting rights associated with such TOUSA Claims), unless the transferee thereof (a) agrees in writing to assume and be bound by this Agreement and the Plan Term Sheet, and to assume the rights and obligations of a Consenting Holder under this Agreement and (b) delivers such writing to the Company before the close of two (2) business days after the relevant Transfer (each such transferee becoming, upon the Transfer, a Consenting Holder hereunder). The Company shall promptly acknowledge any such Transfer in writing and provide a copy of that acknowledgement to the transferor. By its acknowledgement of the relevant Transfer, the Company shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of the relevant transferee as a Consenting Holder hereunder. Any sale, transfer or assignment of any Relevant Claim (as defined below) that does not comply with the procedure set forth in the first sentence of this Subsection 3.3 shall be deemed void ab initio.

3.4 Further Acquisition of TOUSA Claims.

This Agreement shall in no way be construed to preclude any Consenting Holder or any of its respective subsidiaries from acquiring additional TOUSA Claims; provided that any such additional TOUSA Claims acquired by a Consenting Holder shall automatically be deemed to be subject to the terms of this Agreement. Upon the request of the Debtors, each Consenting Holder shall, in writing and within five (5) business days, provide an accurate and current list of all TOUSA Claims that it holds at that time, subject to any applicable confidentiality restrictions and applicable law.

3.5 Representation of Consenting Holders’ Holdings.

Each of the Consenting Holders represents that, as of the date hereof (for the avoidance of doubt, subject to Section 9.5(d) hereof):

(a)	it is the legal owner, beneficial owner and/or the investment advisor or manager for the beneficial owner of such legal or beneficial owner’s TOUSA Claims set forth on its respective signature page (collectively, the “Relevant Claims”);

(b)	there are no TOUSA Claims of which it is the legal owner, beneficial owner and/or investment advisor or manager for such legal or beneficial owner that are not part of its Relevant Claims unless such Consenting Holder does not possess the full power to vote and dispose of such Claims; and

(c)	it has full power to vote, dispose of and compromise the aggregate principal amount of the Relevant Claims.

Section 4.The Debtor’s Responsibilities.

4.1	Implementation of Plan.

The Debtors shall use their commercially reasonable efforts to:

(a)	effectuate and consummate the Restructuring on the terms contemplated by the Plan Term Sheet and the Plan;

(b)	file the Disclosure Statement along with a motion seeking its approval by the Bankruptcy Court within the time frame set forth in this Agreement;

(c)	implement all steps necessary and desirable to obtain from the Bankruptcy Court an order confirming the Plan (the “Confirmation Order”) within the time frame set forth in this Agreement, which Confirmation Order shall be in form and substance satisfactory to the Debtors and the Consenting Holders and consistent with the Plan Term Sheet); and

(d)	take no actions inconsistent with this Agreement, the Plan Term Sheet and the Plan or the expeditious Confirmation and Consummation of the Plan.

4.2 Representation of the Debtors.

None of the materials and information provided by or on behalf of the Debtors to the Consenting Holders in connection with the Restructuring contemplated by this Agreement, when read or considered together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to prevent the statements made therein from being materially misleading.

4.3 The Debtors’ Fiduciary Obligations.

Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement requires the Company to breach any respective fiduciary obligation that it may have under applicable law, and the Company may commit any act or take any actions consistent with such fiduciary obligations; provided, however, that it is agreed that such act may still result in a Termination Event hereunder.

Section 5. Mutual Representations, Warranties, and Covenants.

Each Party makes the following representations, warranties and covenants to each of the other Parties, each of which are continuing representations, warranties and covenants:

5.1 Enforceability.

Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5.2 No Consent or Approval.

Except as expressly provided in this Agreement, no consent or approval is required by it in order for it to carry out the provisions of this Agreement.

5.3 Power and Authority.

It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement, the Plan Term Sheet and the Plan.

5.4 Authorization.

The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

5.5 Governmental Consents.

The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required under the federal securities laws and, in connection with the commencement of the Chapter 11 Cases, the approval of the DIP Order,2 the approval of the Disclosure Statement and Confirmation of the Plan by the Bankruptcy Court.

5.6 No Conflicts.

The execution, delivery and performance of this Agreement does not and shall not: (a) violate any provision of law, rule or regulations applicable to it; (b) violate its certificate of incorporation, bylaws or other organizational documents; or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

Section 6. No Waiver of Participation and Preservation of Rights.

This Agreement and the Plan are part of a proposed settlement of disputes among the Parties. Except as expressly provided in this Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Consenting Holders to protect and preserve its rights, remedies and interests, including, but not limited to, any and all of its claims and causes of action against any of the Debtors, any liens or security interests it may have in any assets of any of the Debtors or any third parties, or its full participation in the Chapter 11 Cases. Without limiting the foregoing sentence in any way, if the transactions contemplated by this Agreement or otherwise set forth in the Plan are not consummated as provided herein, if a Termination Event occurs, or if this Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all of their respective rights, remedies and interests. Notwithstanding anything herein to the contrary, if a Consenting Holder is appointed to and serves on an official committee in the Chapter 11 Cases, the terms of this Agreement shall not be construed to limit such Consenting Holder’s exercise of its fiduciary duties in its role as a member of such committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

Section 7. Acknowledgement.

This Agreement and the Plan Term Sheet and the transactions contemplated herein and therein are the product of negotiations among the Parties, together with their respective representatives. This Agreement is not, and shall not be deemed to be, a solicitation of votes for the acceptance of a plan of reorganization for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. The Debtors will not solicit acceptances of the Plan from any Consenting Holder until the Consenting Holders have been provided with copies of a Disclosure Statement approved by the Bankruptcy Court.

Section 8.Termination.

8.1	Termination Events.

The term “Termination Event,” wherever used in this Agreement, means any of the following events (whatever the reason for such Termination Event and whether it is voluntary or involuntary):

(a)	the Plan or any subsequent Plan filed by the Debtors with the Bankruptcy Court (or any Plan supported or endorsed by the Debtors) is not in a form and substance that is consistent with the Plan Term Sheet and satisfactory to the Debtors and each of the Consenting Holders in their individual sole discretion;

(b)	the DIP Order (including the terms for use of any cash collateral) and the related debtor in possession credit agreement (the “DIP Agreement”) are approved in a form and substance inconsistent with the DIP Order and DIP Agreement filed on the Petition Date or approved without resolution of issues raised by the Consenting Holders with respect to appropriate terms for preservation of claims, adequate protection and avoidance action proceeds;

(c)	the Bankruptcy Court does not enter, within 60 days after the Petition Date, a final, non-appealable DIP Order;

(d)	the Debtors shall not have filed the Plan and Disclosure Statement which are each acceptable to each of the Consenting Holders in their individual sole discretion, with the Bankruptcy Court on or before 60 days following the Petition Date, or such later date as may be mutually agreed upon by the Company and each of the Consenting Holders;

(e)	the Debtors and each of the Consenting Holders have not agreed upon a comprehensive business plan within 30 days after the Petition Date in their individual sole discretion;

(f)	the Disclosure Statement is not approved on or before 120 days following the Petition Date, or such later date as may be mutually agreed upon by the Company and each of the Consenting Holders;

(g)	an order, in form and substance satisfactory to the Debtors and each of the Consenting Holders, confirming the Plan is not entered on or before 180 days following the Petition Date, or such later date as may be mutually agreed upon by the Company and each of the Consenting Holders;

(h)	any Party has breached any material provision of this Agreement or the Plan Term Sheet and any such breach has not been duly waived or cured in accordance with the terms hereof after a period of five (5) business days;

(i)	the Bankruptcy Court shall enter an order in any of the Chapter 11 Cases appointing (i) a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, (ii) a responsible officer or (iii) an examiner, in each case with enlarged powers relating to the operation of the business (powers beyond those set forth in subclauses (3) and (4) of section 1106(a)) under section 1106(b) of the Bankruptcy Code;

(j)	any of the Chapter 11 Cases of the Debtors are converted to cases under chapter 7 of the Bankruptcy Code or an Event of Default shall occur under the DIP Agreement;

(k)	any court shall enter a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable; or

(l)	the Debtors shall withdraw the Plan or publicly announce their intention not to support the Plan, unless the Debtors concurrently express an intention to propose and support an alternate Plan consistent with the Plan Term Sheet.

The foregoing Termination Events are intended solely for the benefit of the Debtors and the Consenting Holders; provided that no Consenting Holder may seek to terminate this Agreement based upon a material breach or a failure of a condition (if any) in this Agreement arising out of its own actions or omissions.

8.2 Termination Event Procedures.

(a)	Upon the occurrence of a Termination Event pursuant to Section 8.1(h) hereof due to a material breach of this Agreement by the Consenting Holders, then the Debtors shall have the right to terminate this Agreement and the Plan Term Sheet by giving written notice thereof to the Consenting Holders.

(b)	Upon the occurrence of a Termination Event contemplated by clauses (i), (j), (k) or (l) of Section 8.1 hereof, this Agreement and the Plan Term Sheet shall automatically terminate without further action.

(c)	Except as set forth in Section 8.2(a) and 8.2(b) hereof, upon the occurrence of a Termination Event, this Agreement and the Plan Term Sheet shall automatically terminate without further action unless, no later than three (3) business days after the occurrence of any such Termination Event, the occurrence of such Termination Event is waived in writing by 51% of the aggregate outstanding principal amount of the Senior Note Claims held by Consenting Holders (the “Senior Note Requisite Holders”); provided, however, that with respect to any Termination Event which is triggered by the failure or inability to obtain the agreement or consent of each Consenting Holder or to have a document acceptable or satisfactory to each Consenting Holder (a “Non-Consenting Holder”), the Termination Event shall only apply to such Non-Consenting Holder and this Agreement shall otherwise remain in full force and effect; provided, further, however, that at such time as the Consenting Holders do not hold at least 50% of the Senior Notes Claims then this Agreement shall terminate and be of no further force and effect. The Parties hereby waive any requirement under section 362 of the Bankruptcy Code to lift the automatic stay thereunder (the “Automatic Stay”) in connection with giving any such notice (and agree not to object to any non-breaching Party seeking to lift the Automatic Stay in connection with giving any such notice, if necessary). Any such termination (or partial termination) of the Agreement shall not restrict the Parties’ rights and remedies for any breach of the Agreement by any Party, including, but not limited to, the reservation of rights set forth in Section 6 hereof.

8.3 Consent to Termination.

In addition to the Termination Events set forth in Section 8.1 hereof, this Agreement shall be terminable immediately upon written notice to all of the Parties of the written agreement of the Company and the Senior Note Requisite Holders to terminate this Agreement.

Section 9.Miscellaneous Terms.

9.1	Binding Obligation; Assignment.

Binding Obligation. Nothing in this Agreement, express or implied, shall give to any entity, other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement. The agreements, representations, warranties, covenants and obligations of the Consenting Holders contained in this Agreement are, in all respects, several and not joint.

Assignment. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other Entity except as provided in Section 3.3 hereof.

9.2 Further Assurances.

The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

9.3 Headings.

The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

9.4 Governing Law.

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF. Upon the commencement of the Chapter 11 Cases, each of the Parties hereto hereby agrees that, if the Petitions have been filed and the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

9.5 Complete Agreement, Interpretation and Modification.

(a)	Complete Agreement. This Agreement, the Plan Term Sheet and the other agreements, exhibits and other documents referenced herein and therein constitute the complete agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, between or among the Parties with respect thereto.

(b)	Interpretation. This Agreement is the product of negotiation by and among the Parties. Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

(c)	Modification of this Agreement and the Plan Term Sheet. Except as set forth in Section 8.2, this Agreement and the Plan Term Sheet may only be modified, altered, amended or supplemented by an agreement in writing signed by the Company and each Consenting Holder.

(d)	Application of this Agreement and the Plan Term Sheet. Notwithstanding anything herein to the contrary, this Agreement applies only to (i) the business unit of the undersigned and its position in the TOUSA Claims as set forth on the signature page to this Agreement and the term “Consenting Noteholder” shall mean only such business unit and its position in TOUSA Claims as set forth thereon and shall not apply to TOUSA Claims, securities, loans or obligations that may be held, acquired or sold by, or any activities, services or business conducted or provided by, any group or business unit within or affiliate of the Consenting Noteholder; or (ii) TOUSA Claims that are not beneficially owned by non-affiliated clients of the Consenting Noteholder.

9.6 Execution of this Agreement.

This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party; provided, however, that no Holder of a Senior Note Claim may become a Consenting Holder by executing this Agreement at any time on or after the Petition Date nor shall the Parties agree to treat any such Holder as a Party to this Agreement.

9.7 Settlement Discussions.

This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

9.8 Consideration.

The Debtors and each Consenting Holder hereby acknowledge that no consideration, other than that specifically described herein and in the Plan Term Sheet, shall be due or paid to the Consenting Holders for their agreement to support the Plan in accordance with the terms and conditions of this Agreement, other than the Debtors’ agreement to use commercially reasonable efforts to obtain approval of the Disclosure Statement and to seek to confirm the Plan in accordance with the terms and conditions of this Agreement and the Plan Term Sheet. No party hereto shall be liable for any monetary damages for breach or termination hereof.

9.9 Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)	If to the Debtors, to: TOUSA, Inc., 4000 Hollywood Blvd., Ste. 500N, Hollywood, FL 33021; Attn: Antonio B. Mon; with copies to: Kirkland & Ellis, LLP, 153 East 53rd Street, New York, NY 10022; Attn: Paul M. Basta;

(b)	If to a Consenting Holder or a transferee thereof, to the addresses or facsimile numbers set forth below following the Consenting Holder’s signature (or as directed by any transferee thereof), as the case may be, with copies to: Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of Americas, New York, NY 10019; Attn: Andrew N. Rosenberg;

(c)	Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile or PDF shall be effective upon oral or machine confirmation of transmission.

(a)

Dated:	January 28, 2008
TOUSA, INC.,
By: _____________________
Name:	—

Its:

1 The Debtors in the Chapter 11 Cases will include: TOUSA, Inc.; Engle Homes Commercial Construction, LLC; Engle Homes Delaware, Inc.; Engle Homes Residential Construction, L.L.C.; Engle Sierra Verde P4, LLC; Engle Sierra Verde P5, LLC; Engle/Gilligan LLC; Engle/James LLC; LB/TE #1, LLC; Lorton South Condominium, LLC; McKay Landing LLC; Newmark Homes Business Trust; Newmark Homes Purchasing, L.P.; Newmark Homes, L.L.C.; Newmark Homes, L.P.; Preferred Builders Realty, Inc.; Reflection Key, LLC; Silverlake Interests, L.L.C.; TOI, LLC; TOUSA Associates Services Company; TOUSA Delaware, Inc.; TOUSA Funding, LLC; TOUSA Homes Arizona, LLC; TOUSA Homes Colorado, LLC; TOUSA Homes Florida, L.P.; TOUSA Homes Investment #1, Inc.; TOUSA Homes Investment #2, Inc.; TOUSA Homes Investment #2, LLC; TOUSA Homes Mid-Atlantic Holding, LLC; TOUSA Homes Mid-Atlantic, LLC; TOUSA Homes Nevada, LLC; TOUSA Homes, Inc.; TOUSA Homes, L.P.; TOUSA Investment #2, Inc.; TOUSA Mid-Atlantic Investment, LLC; TOUSA Realty, Inc.; TOUSA, LLC; TOUSA/West Holdings, Inc.

2 The “DIP Order” shall mean the interim and final orders entered by the Bankruptcy Court approving the postpetition financing and use of cash collateral contemplated in the Plan Term Sheet.

Dated: January 28, 2008
Engle Homes Commercial Construction, LLC
Engle Homes Residential Construction, L.L.C.
Engle Sierra Verde P4, LLC
Engle Sierra Verde P5, LLC
Engle/Gilligan LLC; Engle/James LLC
LB/TE #1, LLC
Lorton South Condominium, LLC
McKay Landing LLC
Newmark Homes Business Trust
Newmark Homes Purchasing, L.P.
Newmark Homes, L.L.C.
Newmark Homes, L.P.
Preferred Builders Realty, Inc.
Reflection Key, LLC
Silverlake Interests, L.L.C.
TOI, LLC
TOUSA Associates Services Company
TOUSA Homes Arizona, LLC
TOUSA Homes Colorado, LLC
TOUSA Homes Florida, L.P.
TOUSA Homes Investment #1, Inc.
TOUSA Homes Investment #2, Inc.
TOUSA Homes Investment #2, LLC
TOUSA Homes Mid-Atlantic Holding, LLC
TOUSA Homes Mid-Atlantic, LLC
TOUSA Homes Nevada, LLC
TOUSA Homes, Inc.
TOUSA Homes, L.P.
TOUSA Investment #2, Inc.
TOUSA Mid-Atlantic Investment, LLC
TOUSA Realty, Inc.
TOUSA, LLC
TOUSA/West Holdings, Inc.
By: ___________________
Name:___________________
Its:___________________

January 28, 2008
Engle Homes Delaware, Inc.
TOUSA Delaware, Inc.
TOUSA Funding, LLC

By:	_________________
Name:	—
Its:	—

Dated: January      , 2008

CONSENTING HOLDER

Name of Institution:

By: ___________________________
Name:___________________________
Its:___________________________
Telephone:	—
Facsimilie:	—

Aggregate amount of Senior Note Claims held by such Consenting Holder as of the date above:
$

EXHIBIT A

PLAN TERM SHEET

TOUSA, INC., ET AL.

PROPOSED RESTRUCTURING TERM SHEET

The following summarizes the principal terms and conditions of a proposed recapitalization and restructuring (the “Restructuring”) of the equity in and indebtedness of the Company (as defined below).

The following terms and conditions are part of a comprehensive compromise and settlement between the Company and certain of its equity and debt constituencies. Each element of this compromise is consideration for each other element and an integral aspect of the proposed restructuring. This proposed term sheet does not constitute an offer or a legally binding obligation of the Company, any Noteholder (as defined below), equity, or any other party in interest, nor does it constitute an offer of securities or a solicitation of acceptances or rejections of any Chapter 11 plan for the Company. This term sheet is delivered and may only be used in connection with settlement discussions between the parties described in this term sheet and is entitled to protection from any use or disclosure to any party or person under Federal Rule of Evidence 408 and any other rule of similar effect.

Company:	TOUSA, Inc. (“TOUSA”, and, as reorganized, “Reorganized TOUSA”,
f/k/a Technical Olympic Inc.) and certain of its subsidiaries
(together with TOUSA, the “Company” and, as reorganized with
Reorganized TOUSA, the “Reorganized Company”).

Noteholders:	The entities that hold 9.0% Senior Notes due July 1, 2010 or 8.25%
Senior Notes due April 1, 2011, both issued by TOUSA and guaranteed by certain subsidiaries of TOUSA (collectively, the “Senior
Notes”).

The entities that hold 7.5% Senior Subordinated Notes due March 15,
2011, 7.5% Senior Subordinated Notes due March 15, 2015, 10.375%
Senior Subordinated Notes due July 1, 2012 or the 14.75% Senior
Subordinated PIK Election Notes due July 1, 2015, issued by TOUSA and guaranteed by certain subsidiaries of TOUSA (collectively, the
“Subordinated Notes” and together with the Senior Notes, the
“Notes” and the entities that hold such Notes are collectively referred to herein as the “Senior Noteholders,” the “Subordinated
Noteholders” or “Noteholders”).

Restructuring Transaction:	Subject to the terms of this term sheet and the Restructuring
Support Agreement (defined below), TOUSA will restructure its equity and all of its unsecured debt (the “Restructuring”) through pre-negotiated, voluntary proceedings under chapter 11 of title 11 of the U.S. Bankruptcy Code (the “Chapter 11 Cases”), culminating in a plan of reorganization (the “Plan”), the material terms and conditions of which will be set forth in this term sheet and in the restructuring support agreement executed by the Noteholders and the
Company (the “Restructuring Support Agreement”). In order for the
Restructuring Support Agreement to be effective, the holders of not less than 66-2/3% in principal amount of Senior Notes must execute the Restructuring Support Agreement before the Chapter 11 Cases are commenced. Upon the occurrence of certain events set forth in the
Restructuring Support Agreement, including without limitation,
TOUSA’s failure to file a Plan and disclosure statement within a period of time set forth therein, such agreements may be terminated in accordance with the terms and conditions of the Restructuring
Support Agreement.

Treatment of Claims and Interests:
Administrative, Priority Tax, And Other Priority Claims:	On or as soon as practicable after the Effective Date of the Plan
(the “Effective Date”), each holder of an administrative expense, priority tax, or other priority claim will receive cash equal to the full amount of its claim, or will otherwise be left unimpaired, unless the holder and the Reorganized Company otherwise agree to a different treatment.

Secured Claims:
DIP Facility:	On the Effective Date, all indebtedness under the DIP Facility will be satisfied and paid in full in cash from the proceeds of the Exit Facility (as defined below).
Revolving Credit Facility:	The secured claim arising from the Revolving Loans made under the financing agreement, dated as of January 30, 2007 (as amended and restated, the “Revolver Financing Agreement”), between Citicorp
North America, Inc. (“Citicorp”), as agent, and TOUSA and certain of its subsidiaries, as borrowers and guarantors, will be
refinanced in full by the DIP Facility (as defined below).

The secured claim arising from the Term Loans made under the First
Lien Term Loan Credit Agreement, dated as of July 31, 2007 (as amended and restated, the “First Lien Financing Agreement”), between Citicorp North America, Inc (“Citicorp”), as agent, and
TOUSA, Inc. and certain of its subsidiaries, as borrowers and guarantors, will be refinanced in full by the DIP Facility.

First Lien Term Loans:	In accordance with the terms and conditions of the interim and final orders approving the DIP Facility (as defined below), all claims, rights and causes of action of the Company that could have been brought or raised by or on behalf of TOUSA or any of its affiliates against any of the secured first lien Term Loan lenders based on events that occurred prior to the Petition Date (as defined below), shall be expressly reserved and assigned and transferred by the Company to the Litigation Trust (described below).
The secured claim arising from the Term Loans made under the Second
Lien Term Loan Credit Agreement, dated as of July 31, 2007 (as amended and restated, the “Second Lien Financing Agreement”), between [Wells Fargo Bank, N.A., as successor agent], and TOUSA and certain of its subsidiaries, as borrowers and guarantors (the
“Second Lien Loans”) shall be reinstated, leaving the legal, equitable and contractual rights of holders of the secured second lien claims unimpaired in accordance with section 1124 of title 11 of the United States Code (the “Bankruptcy Code”). Notwithstanding
reinstatement of the secured second lien claims pursuant to section
1124, all claims, rights and causes of action of the Company that could have been brought or raised by or on behalf of TOUSA or any of its affiliates against any of the secured second lien lenders based on events that occurred prior to the Petition Date, shall be expressly reserved and assigned and transferred by the Company to the Litigation Trust.

Second Lien Term Loans:	Following the Petition Date, the Company and the Senior Noteholders
may commence an action seeking a determination that
(i) reinstatement of the secured second lien claims is permissible under section 1124 of the Bankruptcy Code and (ii) the provisions set forth in that certain Intercreditor Agreement, dated July 31,
2007 (the “Intercreditor Agreement”), including the total amount of first lien indebtedness that can be refinanced and otherwise added to outstanding first lien obligations, are enforceable.
Notes:	The principal amount of the Notes and all accrued and unpaid interest through the Petition Date of the Chapter 11 Cases will constitute an allowed general unsecured claim (the “Notes Claim”)
as indicated below:

Senior Notes:	In full and final satisfaction of the Senior Notes Claim, and giving effect to Senior Notes Claims against each guarantor of the
Senior Notes, all holders of Senior Notes will receive on the
Effective Date, on a pro rata basis: (i) newly issued common stock of the Reorganized Company (the “New Common Stock”) equivalent to substantially all of the New Common Stock issued (subject to dilution for the Management Incentive Plan (defined below) and general unsecured creditors, as well as equity or warrants, if any, being offered to the Subordinated Noteholders); (ii) litigation trust proceeds in the amount of the Senior Notes Litigation Share
(as defined below); and (iii) a beneficial interest in the
Litigation Trust entitling the holders to receive the Senior Notes
Litigation Share.

Subordinated Notes:	In full and final satisfaction of the Subordinated Notes Claim, and giving effect to Subordinated Notes Claims against each guarantor of the Subordinated Notes, all holders of Subordinated Notes will receive on the Effective Date, on a pro rata basis: (i) warrants to acquire a specified percentage of the Reorganized Company with a strike price to be determined; (ii) litigation trust proceeds in the amount of the Subordinated Notes Litigation Share (as defined below); and (iii) a beneficial interest in the Litigation Trust entitling the holders to receive the Subordinated Notes Litigation
Share. If appropriate based on the Company’s final valuation, and if agreed upon by the Company and the Senior Noteholders, the warrants described above may be replaced with New Common Stock in an amount to be determined.
Essential Trade Claims:	On or as soon as practicable after the Effective Date (or prior to the Effective Date pursuant to a critical vendor or similar
motion), each holder of an allowed Essential Trade Claim will receive cash equal to the full amount of its allowed claim, unless the holder and the Reorganized Company otherwise agree to a
different treatment. The amount of Essential Trade Claims will be acceptable to the Senior Noteholders.
Liens Against Property Not Abandoned:	On or as soon as practicable after the Effective Date (or prior to the Effective Date pursuant to a lien claims motion or other motion authorizing payment of lien claims (including, without limitation, mechanics’, materialsmens’, artisans’, tax and any other lien claims)), all claims secured by valid liens against property not abandoned will be paid in full to the extent the value of the collateral equals or exceeds the amount of the claim.
Non Essential Trade, Non Note, General Unsecured Claims:	On or as soon as practicable after the Effective Date, each holder of an allowed general unsecured claim that is not a Notes Claim or an Essential Trade Claim will receive, in full and final
satisfaction of its allowed claim, a pro rata share of (i) the New
Common Stock; (ii) litigation trust proceeds in the amount of the
General Unsecured Litigation Share (as defined below); and (iii) a beneficial interest in the Litigation Trust entitling the holders to receive the General Unsecured Litigation Share. This group will be comprised of different sub-classes depending on the operating
Debtor entity at which such claims reside (i.e., TOUSA Homes, Inc.,
Engle Homes Residential Construction, L.L.C. or Newmark Homes,
Inc.) and the value available for distribution at each such Debtor entity, with separate treatment of claims depending on the
applicable Debtor entity. The Plan proposed by the Company will provide such separate treatment as shall be acceptable to the
Company and the Senior Noteholders.
Equity:
Existing Preferred Equity:	All existing 8% Series A Convertible Preferred PIK Stock (“Old Preferred Stock”) will be cancelled on the Effective Date and no holder of Old Preferred Stock will receive any distribution.

Subordinated Securities Claims:	All Subordinated Securities Claims will be extinguished and receive no distribution.
Existing Common Equity:	All existing TOUSA common stock (“Old Common Stock”) will be cancelled on the Effective Date and no holder of Old Common Stock will receive any distribution.

Other Features of the Restructuring:
Litigation Trust:	Except as otherwise provided for in the Plan, all claims, rights and causes of action of the Company that could have been brought or raised by or on behalf of TOUSA or any of its affiliates against any third party based on events that occurred prior to the Petition
Date, except such claims, rights or causes of action otherwise designated (any such designated claims to be acceptable to the
Debtors and the Senior Noteholders) as excluded claims and
preserved by the Plan (or Plan supplement), will be assigned and transferred to a litigation trust and will be pursued for the benefit of Unsecured Creditors in accordance with the terms of the litigation trust agreement. The allocation of litigation trust proceeds necessary to determine the share of litigation trust proceeds allocable to the holders of Senior Notes (the “Senior
Notes Litigation Share”), Subordinated Notes (the “Subordinated
Notes Litigation Share”) and General Unsecured Claims (the “General
Unsecured Litigation Share”), form of litigation trust agreement and governance of litigation trust (appointment of trustee and litigation trust committee) shall be acceptable to the Company and the Senior Noteholders. No distribution of the Subordinated Notes
Litigation Share shall be made until such time as the Senior Notes have been paid in full.

Based upon considerations of applicable law (including tax and securities law), the Company and the Senior Noteholders shall agree upon whether beneficial interests in the litigation trust will be transferable.
Employment Agreements:	To be determined.
Reorganization Value:	To be determined.
Registration Rights:	To be determined.
Corporate Governance:	There will be an initial board of directors of the Reorganized
Company (the “New Board”), which will consist of 7 directors, made up of: (a) 4 directors designated by the Senior Noteholders in their sole discretion; (b) 2 directors designated by the Senior
Noteholders, subject to the reasonable approval of the Company; (c)
and 1 director appointed by the Company in its sole discretion.
Any designation of directors pursuant to clauses (a) or (b) hereof shall be subject to approval of the Bankruptcy Court pursuant to section 1129(a)(5) of the Bankruptcy Code.

Management Incentive Plan:	From and after the Effective Date, a management incentive plan will be implemented to provide designated members of senior management of the Reorganized Company options and/or restricted stock to purchase up to a number of shares of New Common Stock equal to a specified percentage of the New Common Stock (such percentage to be agreed upon by the Company and the Senior Noteholders) issued on the Effective Date. The options and shares of the New Common Stock will be allocated by the New Board on or after the Effective Date.
Eligibility and vesting of the options and restricted stock will be determined by the New Board after the Effective Date.
Restructuring Expenses:	All reasonable fees and expenses of the indenture trustees for the
Senior Notes (the “Indenture Trustees”) and their legal and
financial advisors (the “Senior Indenture Trustee Fees”) will be paid by the Company in the ordinary course of its business pursuant to procedures to be agreed upon by the Company, the Senior
Noteholders and the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the
Bankruptcy Code. In addition, and to the extent not otherwise satisfied in the ordinary course, the Senior Indenture Trustee Fees shall constitute allowed administrative expense/substantial
contribution claims under the Plan and shall be paid in full, in cash, on or as soon as practicable after the Effective Date. If the Senior Notes’ advisors are not retained by Indenture Trustees, the parties will work in good faith to duplicate the foregoing economic arrangement by alternative means.

Petition Filing Date:	The Company must commence the Chapter 11 Cases no later than January 29, 2008 (the “Petition Date”).

DIP Facility:	Senior Secured Super-Priority Debtor In Possession Credit and
Security Agreement among TOUSA, Inc. and certain of its
subsidiaries, as borrowers, Citicorp, as administrative agent, and
Citigroup Global Markets Inc., as arranger and bookrunner.
Exit Facility:	Facilities sufficient to satisfy the DIP financing claims (and refinance outstanding first lien indebtedness within the parameters set forth in section 6.1 of the Intercreditor Agreement), the administrative and priority claims and provide working capital. The terms, including fees, interest rates, and maturity will be
market-based and satisfactory to the Company and the Senior
Noteholders.
Public Listing:	The shares of the Reorganized Company shall be listed on at least one of the New York Stock Exchange, American Stock Exchange or Nasdaq National Market System.
New Money:	The parties will explore up to a $200 million investment to be made under the Plan on the Effective Date, with the terms, conditions and treatment of such investment to be determined. The Senior
Noteholders will have an opportunity to participate in the new investment (the “New Investment”), with the commitment and timing for such New Investment to be determined. The Senior Noteholders will have the first opportunity to lead or backstop any such New
Investment (including a right of first refusal), provided such commitment is on market-based terms.
Other Features of Plan and Means for Implementation:
Organizational Documents:	The Reorganized Company will adopt revised by-laws and a revised certificate of incorporation.
Tax Structure:	The Company shall consult with the Senior Noteholders on tax issues and matters of tax structure relating to the Restructuring.
Injunction:	From and after the Effective Date, all entities are permanently enjoined from commencing or continuing in any manner, any cause of action released pursuant to the Plan or the confirmation order.
Releases	With respect to releases for the Company and certain third parties, to be determined and mutually agreed upon and satisfactory to the Debtors and the Senior Noteholders in their sole discretion.
Director and Officer Liability Policy:	The Reorganized Company will obtain reasonably sufficient tail coverage under a directors and officers’ liability insurance policy for the current and former directors and officers for a period of years to be determined. As of the Effective Date, the Company may assume its D&O liability insurance policy pursuant to section
365(a) of the Bankruptcy Code.
Discharge of the Company:	Except as otherwise provided herein, on the Effective Date and effective as of the Effective Date: (i) the rights afforded in the
Plan and Litigation Trust and the treatment of all claims and equity interests herein shall be in exchange for and in complete satisfaction, discharge and release of all claims and equity interests of any nature whatsoever, including any interest accrued on such claims from and after the petition date, against the
Company, or any of their assets, property or estates; (ii) subject to applicable law, the Plan shall bind all holders of claims and equity interests, notwithstanding whether any such Holders failed to vote to accept or reject the Plan or voted to reject the Plan;
(iii) all claims against and equity interests in the Company shall be satisfied, discharged and released in full, and the Company’s liability with respect thereto shall be extinguished completely, including, without limitation, any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (iv) all entities shall be precluded from asserting against the Company, the
Company’s estates, the Reorganized Company, each of their
successors and assigns, each of their assets and properties, any other claims or equity interests based upon any documents,
instruments or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.
Vesting of Assets:	On the Effective Date, pursuant to sections 1141(b) and (c) of the
Bankruptcy Code, all operating assets of the Company’s estates shall vest in the Reorganized Company and the Reorganized Company free and clear of all claims, liens, encumbrances, charges and other interests.
Other Key Proposed Plan Terms:	• Resolution of disputed claims and any related reserves;
• the assumption or rejection, as the case may be, of
executory contracts and unexpired leases;
• a bar date for the filing of any administrative claims
against the Company; and
• retention of jurisdiction by the bankruptcy court for
claims resolution and certain other purposes.
Condition Precedent	It shall be a condition precedent to the Restructuring that, no later than 30 days after the Petition Date, the Company and the
Senior Noteholders shall reach an agreement on the Company’s business plan and all reasonable diligence of the Senior
Noteholders related thereto shall have been completed to the satisfaction of the Senior Noteholders. The Company agrees to provide the Senior Noteholders with (a) reasonable access to the
Company and (b) information requested in connection with diligence related to the Company’s business plan.